SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 8, 2007


                           MOTORSPORTS EMPORIUM, INC.
             (Exact name of registrant as specified in its charter)



          Nevada                        0-32323                 20-1217659
(State or other jurisdiction          (Commission             (IRS Employer
    of incorporation)                 File Number)        Identification Number)


1151 Harbor Bay Parkway, Suite 202, Alameda, California            94502
     (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (510) 814-3778


               7525 East Williams Drive, Scottsdale, Arizona 85255
                 (Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-120

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communication  pursuant  to Rule  13c-4(c)  under  the
    Exchange Act (17 CFR 240.133-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a) On July 8, 2007, International Building Technologies Co., Ltd., a Hong Kong corporation ("IBT") and wholly owned subsidiary of Motorsports Emporium, Inc. ("Motorsports") entered into an Asset Sale and Purchase Agreement with Suining Yinfa Construction & Engineering Co., Ltd., a China corporation ("Suining Yinfa"), pursuant to which IBT acquired a 51% interest in the Rose Top Grade Project ("Rose Best Project") for U.S. $350,000 represented by a Convertible Promissory Note in the principal amount of U.S. $350,000 issued by Motorsports in favor of Suining Yinfa.

The U.S. $350,000 Convertible Promissory Note bears interest at the rate of 8% per annum and the principal amount plus accrued interest is due on or before July 31, 2009.

The Convertible Promissory Note contains two conversion features.

     * By Motorsports. At any time and upon 30 days written notice, Motorsports may convert the Convertible Promissory Note into Motorsports preferred stock on terms and conditions mutually acceptable to Motorsports and Suining Yinfa.

     * By Suining Yinfa. On or about July 31, 2009, Suining Yinfa may convert all or part of the remaining principal balance, plus accrued interest, into Motorsports common stock, in which case the number of shares of common stock to be issued shall be determined by dividing (i) the unpaid principal balance, plus any accrued interest by (ii) 80% of the average of the lowest five closing bid prices of Motorsports common stock immediately preceding any such conversion.

(b) The Rose Best Project (already underway) is located in the Sichuan Province of China and consists of the construction of four upscale residential apartment buildings with a total building area of approximately 537,000 square feet (49,500m2). Over the next 17 months, the project is anticipated to generate revenue of approximately $6,700,000 (50,000,000 RMB), 51% of which will be allocated to Motorsports' subsidiary, IBT.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The transactions described in Item 1.01, above, were consummated on July 8, 2007.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

As discussed in Item 1.01, above, Motorsports issued a U.S. $350,000 Convertible Promissory Note to Suining Yinfa. The Convertible Promissory Note will be issued pursuant to the exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended. Upon conversion of any portion or all of the

Convertible Promissory Note into either preferred stock or common stock, the shares issued to Suining Yinfa will be issued pursuant to the exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 7.01. REGULATION FD DISCLOSURE.

On July 24, 2007 Motorsports will issue a press release describing the transactions described in Items 1.01, 2.01 and 3.02. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

     10.1 Asset Sale and Purchase Agreement dated July 8, 2007, by and between International Building Technologies Co., Ltd. and Suining Yinfa Construction & Engineering Co., Ltd.

     99.1 Press Release dated July 24, 2007

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 23, 2007

                              MOTORSPORTS EMPORIUM, INC.

                              By: /s/ Kenneth Yeung
                                 ------------------------
                                 Kenneth Yeung
                                 President

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
                                  EXHIBIT INDEX


Exhibit No.                             Description
-----------                             -----------

10.1 Asset Sale and Purchase Agreement dated July 8, 2007, by and between International Building Technologies Co., Ltd. and Suining Yinfa Construction & Engineering Co., Ltd.

99.1      Press Release dated July 24, 2007